Exhibit 99.1

Regulatory Approvals Obtained for the Sale of Brooks’ Semiconductor Cryogenics Business to Atlas Copco

CHELMSFORD, Mass., June 18, 2019 (PRNewswire) -- Brooks Automation, Inc. (Nasdaq:BRKS) announced today that all required regulatory approvals, including the approval of the Committee on Foreign Investment in the United States (CFIUS), have been obtained with respect to the sale of the company’s semiconductor cryogenics business to Edwards Vacuum LLC ( a member of the Atlas Copco Group). Brooks expects that the sale will close on or about July 1, 2019.

Steve Schwartz, president and CEO, commented, “We are pleased with the completion of the regulatory hurdles in the sale of the cryogenics business. We have worked closely with Atlas Copco in preparations to complete this transaction and for a smooth transition for the employees and customers of the business. The proceeds from the sale are expected to be used to reduce the debt on our balance sheet and to support continued investment in our continuing business with a primary focus on accelerating growth in Life Sciences.”

Deal Background

In August 2018, Brooks entered into a definitive agreement to sell its semiconductor cryogenics business to Atlas Copco for $675 million in cash, subject to adjustments for working capital and other items.  The semiconductor cryogenics business, consisting of the CTI and Polycold product lines and related services, provides a wide range of high-performance cryogenic products for the semiconductor, display, and general vacuum industries.

Brooks originally acquired the cryogenics business in its 2005 merger with Helix Technology and integrated the business into Brooks' Chelmsford, Massachusetts headquarters operations.  The sale agreement provides for the transfer of the CTI pump business, the Polycold chiller business, the related services business and the company's 50% share in Ulvac Cryogenics, Inc., a joint venture based in Japan.  Brooks is not transferring products or IP developed as part of its Life Sciences segment or vacuum automation portfolio in its Semiconductor Solutions segment.

About Brooks Automation
Brooks is a leading provider of life science and semiconductor manufacturing automation solutions worldwide.  The Company applies its automation and cryogenics expertise to provide a full suite of reliable cold-chain sample management solutions across life sciences in areas such as drug development, clinical research and advanced cell therapies.  Brooks recently added global capability for gene sequencing and gene synthesis services through its strategic acquisition of GENEWIZ, expanding its sample-based services offerings.  With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision robotics, integrated automation systems and services.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

"Safe Harbor Statement" under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to, statements about expected timing of completion of the sale of the Company's cryogenics business, the benefits to the Company of the sale and the expected uses of the proceeds from the sale. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully close the sale in a timely manner, if at all; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

INVESTOR CONTACTS:

Mark Namaroff

Director, Investor Relations
Brooks Automation
978.262.2635
mark.namaroff@brooks.com

Sherry Dinsmore

Brooks Automation

978.262.2400

sherry.dinsmore@brooks.com

John Mills

Senior Managing Director

ICR, LLC

646.277.1254

John.mills@icrinc.com